KRUSE LANDA MAYCOCK & RICKS, LLC
                    136 EAST SOUTH TEMPLE, TWENTY-FIRST FLOOR
                         SALT LAKE CITY, UTAH 84111-1124

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                         Salt Lake City, Utah 84145-0561
ATTORNEYS AT LAW                                        TELEPHONE:(801) 531-7090
www.klmrlaw.com                                          TELECOPY:(801) 531-7091



                                  July 31, 2006



Board of Directors
Paxton Energy, Inc.
2533 North Carson Street, Suite 6232
Carson City, NV  89706

         Re:      Paxton Energy, Inc.
                  Registration Statement on Form SB-2

Gentlemen:

         We have been engaged by Paxton Energy, Inc. (the "Company") to render our opinion respecting the legality of an aggregate 4,621,350 shares of common stock, par value $0.001, to be offered and sold pursuant to the registration statement on Form SB-2 to be filed by the Company with the Securities and Exchange Commission on or about July 31, 2006 (the "Registration Statement"). Capitalized terms used but not defined herein have the same meanings as set forth in the Registration Statement.

         In connection with this engagement, we have examined the following:

                  (1) articles of incorporation of the Company, as amended as of the date hereof and as included in the exhibits to the Registration Statement;

                  (2) bylaws of the Company, as amended as of the date hereof and as included in the exhibits to the Registration Statement;

                  (3) the Registration Statement, including the financial statements of the Company contained therein; and

                  (4) minutes of the Company's board of directors and stockholders or written consents of the Company's board of directors or stockholders in lieu thereof.

         We have examined such other corporate records and documents and have made such other examination as we deemed relevant. In rendering this opinion, we have assumed (a) the genuineness of all signatures on all documents not executed in our presence, (b) the authenticity of all documents submitted to us as originals, (c) the conformity to authentic original documents of all documents submitted to us as certified or conformed copies, and (d) the corporate minute books, stockholder records, and similar information furnished to us, and on which we have relied, are true, correct, and complete. None of the factual matters or assumptions on which our opinion is based is, to our knowledge, false in any respect as it relates to the opinion below.


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KRUSE LANDA MAYCOCK & RICKS, LLC

Board of Directors
Paxton Energy, Inc.
July 31, 2006
Page 2
-----------------------------------

         Based upon the above examination, we are of the opinion that the common stock to be sold pursuant to the Registration Statement is or will be, when issued in accordance with the terms of the outstanding stock purchase warrants described in such Registration Statement, legally issued, fully paid, and nonassessable under Nevada statutory provisions, all applicable provisions of the Nevada constitution, and reported judicial decisions integrating the foregoing.

         This firm consents to being named in the Prospectus included in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

                                            Sincerely,


                                            /s/ Kruse Landa Maycock & Ricks, LLC
                                            KRUSE LANDA MAYCOCK & RICKS, LLC
KLMR/JRK/vs